IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

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IN RE: DIGEX, INC.              :        CONSOLIDATED
SHAREHOLDERS LITIGATION         :        CIVIL ACTION NO. 18336 NC
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                          ORDER AND FINAL JUDGMENT


         A hearing (the "Settlement Hearing") having been held before this Court (the "Court") on April 6, 2001, pursuant to the Court's Order of March 5, 2001 (the "Scheduling Order"), upon a Stipulation of Settlement dated March 2, 2001 (the "Stipulation") in the above-captioned consolidated action (the "Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order, the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement embodied in the Stipulation (the "Settlement"); the attorneys for their respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the shareholders of Digex, Incorporated ("Digex") and the Class (as defined below) preliminarily certified, pursuant to the aforesaid Scheduling Order, was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this 6th day of April, 2001, that:

         1. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation.

         2. On or before March 7, 2001, the Notice of Pendency of Class and Derivative Action, Proposed Settlement, and Settlement Hearing (the "Notice") was mailed or otherwise delivered to the members of the Class, as provided for in the Scheduling Order, and as stated in the proof of mailing filed with the Court by Digex. In addition, on or before March 12, 2001, a Summary Notice was posted and/or published as set forth in the Scheduling Order. The form and manner of notice given to the Class (as defined below) is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process and of Court of Chancery Rules 23 and 23.1.

         3. Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the members of the Class to participate in the Settlement Hearing, or object to the Settlement, it is hereby determined that all members of the Class are bound by the Order and Final Judgment entered herein.

         4. Based on the record of the Action, each of the provisions of Court of Chancery Rule 23(a) has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rules 23(b)(l) and (b)(2) (with no opt-out rights). Specifically, this Court finds that (a) the Class contemplated in the Action is so numerous that joinder of all members is impracticable, (b) there are questions of law or fact common to the Class, (c) the claims of the representative plaintiffs are typical of the claims of the Class, and (d) the representative plaintiffs have fairly and adequately protected the interests of the Class. The Action is certified as a class action, pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2), on behalf of a class composed of all record and beneficial owners of Digex Class A common stock (other than the defendants in the Action and their affiliates) at any time during the period from and including August 31, 2000 through and including the Effective Date, as that term is defined in the Agreement and Plan of Merger among WorldCom, Wildcat Acquisition Corp. and Intermedia Communications, Inc. dated September 1, 2000 (as amended, the "Merger Agreement") (annexed as Exhibit A to the Stipulation) including their respective successors in interest, assignees or transferees, immediate and remote (the "Class"), and the law firm of Grant & Eisenhofer, P.A. is permanently certified as lead counsel for the Class ("Lead Counsel").

         5. The Stipulation and the Settlement are approved as substantively and procedurally fair, reasonable, adequate and in the best interests of Digex and the Class, and the parties to the Stipulation are directed to consummate the Settlement in accordance with the terms and conditions set forth in the Stipulation. The Court is aware that the Settlement Payment may be made pursuant to Section 3(a)(10) of the Securities Act of 1933.

         6. The Court recognizes that if, between the date of the Stipulation and the Effective Date, the outstanding shares of WorldCom common stock shall have been changed into a different number of shares or different class[es] by reason of any reclassification, recapitalization, split-up, subdivision, stock dividend, exchange of shares or similar adjustment, or if any such transaction shall be declared with a record date within such period, the WorldCom common stock to be paid as the Settlement Payment as provided in the Stipulation shall be correspondingly adjusted. In the event of such a transaction, the Average Price shall be calculated using the trading prices of the WorldCom security or securities equivalent to one share of WorldCom common stock prior to such transaction.

         7. The Court is aware of the possibility set forth in Paragraph 6 herein, and, for good cause shown, hereby finds: (a) that the impact, if any, that it would have upon the form of consideration to be paid by WorldCom to the class would not significantly or materially alter the terms of the Stipulation; (b) that it would not materially impact the class members' decision whether to approve the Settlement; (c) that no additional notice to the class is required and that no additional period for objection will be permitted; and (d) any transaction described in Paragraph 6 herein does not impact the Court's finding that the Stipulation and Settlement are substantively and procedurally fair, reasonable, adequate and in the best interests of Digex and the Class.

         8. The Action and all complaints filed in the Action and in the Consolidated Actions are dismissed in their entirety with prejudice on the merits, with each party to bear its own costs (except, with respect to costs, as otherwise provided in the Stipulation).

         9. All claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of Digex or by or on behalf of any member of the Class and any or all present, past and future shareholders of Digex, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the Parties, or any or all of their respective past, present or future officers, directors, stockholders, representatives, families, parent entities, associates, affiliates, subsidiaries, employees, financial or investment advisors, consultants, accountants, attorneys, law firms, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Released Persons") which have arisen, could have arisen, or may arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced or set forth in any complaint filed in the Action or any of the Consolidated Actions, or otherwise related, directly or indirectly, to the Merger between WorldCom and Intermedia, to any provision of the Merger Agreement (including, but not limited to, those relating to the approvals pursuant to Section 203 previously granted to WorldCom by the Digex Board of Directors in connection with the Merger Agreement and the Merger), or to any offering or proxy material, public filings or statements (including, but not limited to, public statements) by any of the defendants or their representatives in the Action or any of the Consolidated Actions or any other Released Persons in connection with the Merger or Merger Agreement (collectively, the "Settled Claims"), shall be and hereby are fully and completely discharged, dismissed with prejudice, settled, released and enjoined; provided, however, that nothing herein shall release the Parties, as that term is defined in the Stipulation, from their obligations under the Stipulation, or alter, amend, or in any way affect the obligations of Digex, Intermedia and WorldCom described in paragraph 10 below following the words "provided, however," and that the Settled Claims shall not include an action or proceeding to enforce compliance with the terms of the Settlement.

         10. Digex, Intermedia and WorldCom are deemed to have released each other (as well as each of their respective affiliates, parent entities, subsidiaries, directors, officers, agents, attorneys, investment advisors, investment bankers and consultants) from any claims of any nature relating to or arising out of the matters alleged in any complaint filed in the Action or any of the Consolidated Actions; provided, however, that nothing herein shall alter, amend or in any way affect, the rights and obligations of Digex, Intermedia and WorldCom in connection with ongoing contractual arrangements between or among them, including by way of example but not limited to the following: the Parties' obligations under the Stipulation; the Merger Agreement (as amended by the First Amendment and by subsequent amendments thereto); the Fourth Amendment to Credit Agreement entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others; the Guaranty entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others; the Digex Borrowing (or Side) Letter
Agreement dated November 20, 2000 among WorldCom, Intermedia, and Digex (and any and all other related agreements); the Commercial Agreements, as that term is defined in the Stipulation (as well as any other commercial agreements between WorldCom and Digex); the Consent-to-Disclosure Letter Agreement dated October 13, 2000 between WorldCom and Intermedia; the Note Purchase Agreement between Intermedia and WorldCom dated October 31, 2000, as amended; and the related Registration Rights Agreement of November 22, 2000.

         11. All Defendants named in the Action or any of the Consolidated Actions are deemed to have released each of the named Plaintiffs and their attorneys from any claims of any nature relating to or arising out of the Action, the Consolidated Actions, or any matters alleged in any complaint filed in the Action or in the Consolidated Actions.

         12. Digex, all members of the Class, and all present, past and future shareholders of Digex, or any of them, are permanently barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any Released Persons which have been or could have been asserted, or which arise out of or relate in any way to any of the transactions or events described in any complaint filed in the Action or any of the Consolidated Actions, including, but not limited to, any and all claims which seek to challenge, or otherwise call into question, the validity or effectiveness of the approvals previously granted to WorldCom pursuant to Section 203 of the Delaware General Corporation Law ("Section 203") in connection with the Merger and Merger Agreement.

         13. WorldCom, Inc. ("WorldCom") and its subsidiaries shall not be subject to any restrictions on "business combinations" (as defined in Section 203) with Digex, or any of its subsidiaries, pursuant to Section 203 in connection with or by virtue of WorldCom's acquisition of Intermedia Communications, Inc. and indirect acquisition of Digex stock as a result of the Merger Agreement or the transactions contemplated thereby.

         14. Nothing in this Order and Final Judgment shall be construed as a presumption, concession or admission by any of the parties to the Stipulation or the Action of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in any action or proceeding, whether civil, criminal or administrative, for the purpose of establishing any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action.

         15. The Court hereby concludes that there is no just reason for delay and directs that this judgment be entered as final in accordance with Court of Chancery Rule 54(b). The fact that the Court shall separately address and determine Plaintiffs' counsel's application for an award of attorneys' fees and expenses through the entry of a separate Award of Attorneys' Fees and Reimbursement of Expenses shall not affect the finality of this judgment.

         16. If for any reason the Merger between WorldCom and Intermedia is not consummated pursuant to the Merger Agreement,1 this Order and Final Judgment shall be vacated upon application of any party to the Action or the Stipulation pursuant to Delaware Court of Chancery Rule 60(b)(6).

         17. Without affecting the finality of this Order and Final Judgment in any way, the Court shall separately address Plaintiffs' counsel's application for an award of attorneys' fees and expenses, and reserves jurisdiction over all matters relating to the administration and consummation of the Settlement in accordance with the Stipulation.



                                             /s/ William B. Chandler, III
                                             --------------------------------
                                             Chancellor



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1 Copies of the Merger Agreement and the First Amendment are on file with the Court as Exhibits A and B to the Stipulation.